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                                                                      EXHIBIT 10

                              KEY3MEDIA/SB FORUMS
                           STOCK FOR STOCK EXCHANGE

                               SUMMARY OF TERMS
                               ----------------

                                APRIL 27, 2001


Purchaser:                              SOFTBANK America Inc. (the "Purchaser")

Issuer:                                 Key3Media Group, Inc. (the "Company")

Securities Purchased:                   Newly issued common stock of the
                                        Company.

Consideration:                          All outstanding (70,600) shares of SB
                                        Forums.

Valuation of SB Forums Shares:          For purposes of the exchange, the shares
                                        of SB Forums will be valued at
                                        approximately 10 times the normal EBITDA of SB Forums for calendar year 2001. The definition of normal EBITDA to be agreed and will be based on audited financials.
                                        Purchaser currently projects the normal
                                        cash flow for calendar year 2001 to be
                                        approximately $3 million + or -
                                        $200,000).

Valuation of Company Shares:            For purposes of the exchange, the newly
                                        issued common stock will be valued based on average of the closing prices for ten consecutive trading days immediately preceding the signing date; provided, however, in no event more than $12 or less than $10 per share.

U.S. Tax Treatment:                     The transaction shall qualify as a
                                        reorganization under Section
                                        368(a)(1)(B) of the Internal Revenue
                                        Code.

Closing: In May, 2001 and with a simultaneous signing and closing, if possible. In any event, closing is conditioned on receipt by the Company of a fairness opinion from an investment banker selected by it.

                                        Upon closing, shares of SB Forums will
                                        be transferred from the Purchaser to the Company in exchange for shares of new common stock of the Company issued to the Purchaser.

Representations of the Company:         The Company shall give customary
                                        representations, warranties, covenants
                                        and indemnities.
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Representations of the Purchaser:       The Purchaser shall give customary
                                        representations, warranties, covenants
                                        and indemnities.

Legal Fees:                             Each party to pay its own legal fees.


        The foregoing term sheet reflects the current intentions of the parties but is not intended to be legally binding. No party shall have any legal obligations with respect to the transactions contemplated hereby or otherwise unless and until the satisfactory completion of due diligence, review by counsel and the execution and delivery by each party of a definitive purchase agreement and related agreements mutually acceptable to the Purchaser and the Company.


AGREED TO AND ACCEPTED BY:

SOFTBANK AMERICA INC.


By:  /s/ Steve Murray
   -----------------------------
Title:  Vice President
      --------------------------


KEY3MEDIA GROUP, INC.


By:    /s/ Ned S. Goldstein
   -----------------------------
Title: Executive Vice President,
      --------------------------
       General Counsel and
      --------------------------
       Secretary
      --------------------------